GAN’s Technology Platform to Support Top 3 U.S. iGaming & online sports betting operator in Ontario Internet casino & sportsbook expected to launch on ‘Day One’ of Ontario online market commencement Irvine, California | December 1, 2021: GAN Limited (the "Company" or "GAN") (NASDAQ: GAN), a leading full-service internet gaming software-as-a-service provider to the real money internet gaming, online sports betting, and simulated gaming industries, today announced the execution of an agreement with a top-three ranked U.S. market position ‘podium player’ B2C Operator of U.S. iGaming and online sports betting, by commonly-accepted U.S. market metrics, to deploy the GAN Platform which is already certified for sports betting and iGaming in various U.S. states. Subject to securing a requisite regulatory license, GAN expects to launch the client-branded website and accompanying mobile app offering Internet sports betting and iGaming in Ontario that leverages GAN’s enterprise software in the first quarter of 2022. GAN Limited, through its wholly-owned subsidiary, GAN Ontario, Inc. intends to apply for the appropriate gaming registration under the new iGaming regime in Ontario in connection with this matter. GAN Limited is in the process of obtaining that gaming registration now. Ontario has a population of more than 13 million people, equivalent to the population of Pennsylvania, which is the fifth largest U.S. state. The Company anticipates being operational on Day One of the Ontario iGaming market in early 2022. Dermot Smurfit, CEO of GAN, commented: “We are very excited to sign our first B2B client in the newly regulated Ontario iGaming market, which we have been working towards for some months. This B2C Operator in the U.S. is ranked within the top three market positions and wishes to remain anonymous until they receive the requisite operating license in Ontario. Due to the nature of our Platform business operating as the client’s Platform (or ‘PAM’) we are required to make this announcement now due to the necessary operational industrial disclosures to be made by GAN to third party suppliers of payments, content and other regulatory technical services. We expect the Ontario iGaming and online sports betting market to be an important source of future growth due to the province’s population size and we are thrilled to have a trusted and proven-at-scale tier-1 operator as a partner.” About GAN Limited GAN is a leading business-to-business supplier of internet gaming software-as-a-service solutions predominantly to the U.S. land-based casino industry. Coolbet, a division of GAN, is a market-leading operator of proprietary online sports betting technology with market leadership positions in select European and Latin American markets. GAN has developed a proprietary internet gaming enterprise software system, GameSTACK™, which it licenses to land-based casino operators as a turnkey technology solution for regulated real money internet gaming, encompassing internet gaming, internet sports gaming, and virtual Simulated Gaming. Additional information about GAN can be found online at www.GAN.com. Forward-Looking Statements This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding future business opportunities as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Please refer to the Company’s annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward- looking statements for any reason, except as required by law. Investor Contacts: GAN Robert Shore Vice President, IR and Capital Markets (610) 812-3519 rshore@GAN.com Alpha IR Group Ryan Coleman or Davis Snyder (312) 445-2870 GAN@alpha-ir.com